Exhibit 99.1

Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS

Revenue Grew 11.1%; Diluted EPS was $0.61 and Non-GAAP Diluted EPS was $0.63

CHANHASSEN, Minn. (July 21, 2011) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the second quarter ended June 30, 2011.

Revenue for the quarter grew 11.1% to $256.7 million from $231.1 million during the same period last year. Net income for the quarter was $24.9 million, or $0.61 per diluted share, compared to net income of $21.9 million, or $0.53 per diluted share, for 2Q 2010. Non-GAAP net income for the quarter was $25.5 million, or $0.63 per diluted share. This non-GAAP net income excluded $1.0 million (pretax) of non-cash performance share-based compensation expense.

For the six months ended June 30, 2011, revenue grew 10.3% to $497.3 million from $450.9 million during the same period last year. Net income for the first six months of 2011 was $45.8 million, or $1.12 per diluted share, as compared with $39.7 million, or $0.98 per diluted share, for the first six months of 2010. Non-GAAP net income for the first six months of 2011 was $46.9 million, or $1.15 per diluted share.

“We delivered strong second quarter results, highlighted by revenue growth in membership dues and our in-center businesses, along with solid performance in same center sales and revenue per membership,” said Bahram Akradi, chairman, president and chief executive officer. “Our unwavering focus remains on differentiating Life Time as The Healthy Way of Life Company that uniquely helps individuals, companies and communities achieve their total health objectives, athletic aspirations and fitness goals by participating in their areas of passion both within and outside of our centers. Moving forward, we will continue driving member engagement by providing the places, people and programs that help them pursue their passions and achieve their goals.”

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Life Time Fitness Second Quarter 2011 Results – Page 2

Akradi further commented, “Driven by the strength of our balance sheet and cash flow, our company retired $70 million of mortgage debt and entered into an amended and restated revolving credit agreement during the quarter, which supports our plans to drive future growth. This agreement increased the amount of our credit facility from $470 million to $660 million at favorable interest rates and extended its term to June 30, 2016.”

During the quarter, Life Time opened large-format centers in Colorado Springs, Colorado, marking its fourth location in Colorado, and Summerlin, Nevada, the Company’s first center in the Las Vegas market. Life Time also bolstered its offerings in the corporate wellness, yoga, training and certification, and athletic events businesses through several new program launches and acquisitions.

Three and Six Months Ended June 30, 2011, Financial Highlights:

Total revenue for the second quarter grew 11.1% to $256.7 million from $231.1 million. Total revenue for the first six months of 2011 grew 10.3% to $497.3 million from $450.9 million during the same period last year.

	2Q 2011 vs. 2Q 2010	YTD 2011 vs. YTD 2010
(Period-over-period growth)
• Membership dues	9.2%	9.1%
• Enrollment fees	(24.1%)	(20.9%)
• In-center revenue	17.3%	14.9%

• Same-center revenue (open 13 months or longer)	5.4%	5.4%
• Same-center revenue (open 37 months or longer)	4.5%	4.2%
• Average center revenue per membership	$389 – up 4.7%	$768 – up 3.8%
• Average in-center revenue per membership	$124 – up 10.9%	$242 – up 8.4%

Memberships grew 5.1% to 664,307 at June 30, 2011, from 631,862 at June 30, 2010.

•	Quarterly attrition in 2Q 2011 was 8.1%, down from 8.4% in the prior-year period.

•	Attrition for the trailing 12-month period ended June 30, 2011, was 35.8% compared to trailing 12-month attrition of 38.2% at June 30, 2010.

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Life Time Fitness Second Quarter 2011 Results – Page 3

Total operating expenses during 2Q 2011 totaled $210.4 million compared to $188.2 million for 2Q 2010. Total operating expenses for the first six months of 2011 were $410.8 million compared to $370.3 million in 2010. Excluding the $1.0 million (pretax) share-based compensation expense for 2Q 2011, operating expenses were $209.5 million. Excluding the $1.9 million (pretax) of performance share-based compensation expense for the first six months of 2011, operating expenses were $408.9 million.

•	Operating margin was 18.0% for 2Q 2011 compared to 18.6% in the prior-year period and operating profit increased $3.3 million.

•	Operating margin for the first six months of 2011 was 17.4% compared to 17.9% in the prior-year period and operating profit increased $6.0 million.

•	Excluding the performance share-based compensation expense, operating margins for 2Q 2011 and the first six months of 2011 were 18.4% and 17.8%, respectively.

	2Q 2011 vs. 2Q 2010	YTD 2011 vs. YTD 2010
(Expense as a percent of total revenue)
• Center operations (includes $0.3 million of performance share-based compensation expense in 2Q 2011 and $0.5 million YTD)	61.0% vs. 61.5%	61.6% vs. 62.0%
• Advertising and marketing	3.5% vs. 2.6%	3.5% vs. 2.8%
• General and administrative (includes $0.7 million of performance share-based compensation expense in 2Q 2011 and $1.4 million YTD)	4.7% vs. 4.9%	5.0% vs. 4.9%
• Other operating	3.1% vs. 2.4%	2.8% vs. 2.2%
• Depreciation and amortization	9.7% vs. 10.0%	9.7% vs. 10.2%

Net income for 2Q 2011 was $24.9 million, or $0.61 per diluted share, compared to net income of $21.9 million, or $0.53 per diluted share, for 2Q 2010. Net income for the first six months of 2011 was $45.8 million, or $1.12 per diluted share, compared to net income of $39.7 million, or $0.98 per diluted share, for the prior-year period.

Non-GAAP net income for the quarter, excluding the performance share-based compensation expense, was $25.5 million, or $0.63 per diluted share. For the first six months of 2011, non-GAAP net income, excluding the performance share-based compensation expense, was $46.9 million, or $1.15 per diluted share.

EBITDA for 2Q 2011 was $71.2 million compared with $66.4 million in 2Q 2010. For the first six months of 2011, EBITDA was $135.4 million compared with $127.2 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 2Q 2011 was 27.8% compared to 28.8% in 2Q 2010 and EBITDA increased $4.8 million.

•	For the first six months of 2011, EBITDA, as a percentage of total revenue, was 27.2% compared to 28.2% in the prior-year period and EBITDA increased $8.3 million.

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Life Time Fitness Second Quarter 2011 Results – Page 4

Adjusted EBITDA for the quarter, excluding performance share-based compensation expense, was $72.2 million. Adjusted EBITDA for the first six months of 2011, excluding performance share-based compensation expense, was $137.4 million.

•	As a percentage of total revenue, adjusted EBITDA in 2Q 2011 was 28.1%.

•	For the first six months of 2011, adjusted EBITDA was 27.6% of total revenue.

Cash flows from operating activities for the first six months of 2011 totaled $118.5 million compared with $100.7 million in the prior-year period.

Weighted average fully diluted shares for 2Q 2011 totaled 40.8 million compared to 41.2 million in 2Q 2010. For the first six months of 2011, weighted average fully diluted shares totaled 40.8 million compared to 40.5 million for the prior-year period.

Updated 2011 Business Outlook:

The following statements, which incorporate 2011 operating trends and are subject to the risks and uncertainties described below, represent the Company’s current expectations for fiscal year 2011:

•

Revenue is expected to increase 8-10%, or $985 million to $1 billion (up from 7-9%, or $980-995 million), driven primarily by growth in in-center revenue and corporate businesses, as well as membership growth in new and ramping centers.

•	Net income is expected to increase 15-18%, or $93.0-95.0 million (updated from 14-18%, or $92.0-95.0 million), driven by revenue growth and cost efficiencies.

•	Non-GAAP net income (excluding the impact of performance share-based compensation expense) is expected to be $95.5-97.5 million (updated from $94.5-97.5 million).

•	Diluted earnings per common share is expected to be $2.25-2.30 (updated from $2.21-2.29).

•	Non-GAAP diluted earnings per common share (excluding the impact of performance share-based compensation expense) is expected to be $2.31-2.36 (updated from $2.27-2.35).

As announced on July 14, 2011, the Company will hold a conference call today at 10:00 a.m. ET to discuss second quarter 2011 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 1:00 p.m. ET.

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Life Time Fitness Second Quarter 2011 Results – Page 5

About Life Time Fitness, Inc.

As the Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest – or discovering new passions – both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best places, people and programs of uncompromising quality and value. As of July 21, 2011, the Company operated 92 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETICSM brands primarily in suburban locations in 21 states and 26 major markets. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, our ability to access existing credit facilities and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per common share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings. The Company’s expectations for fiscal year 2011 exclude any unusual items that might occur during the fiscal year, such as litigation matters or the potential recognition of additional performance share-based compensation expense related to June 2009 performance share-based restricted stock grants. While the Company has determined that 2011 diluted earnings per common share performance criteria required for vesting of 50% of the stock is probable and anticipates recognizing additional performance share-based compensation expense in 2011, the Company may not be able to meet those criteria due to risks and uncertainties, including those factors described above.

The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

Life Time Fitness Second Quarter 2011 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,321	$12,227
Accounts receivable, net	4,933	5,806
Center operating supplies and inventories	20,736	17,281
Prepaid expenses and other current assets	18,208	13,318
Deferred membership origination costs	13,480	14,728
Deferred income taxes	3,453	3,628
Income tax receivable	2,458	9,916

Total current assets	73,589	76,904
PROPERTY AND EQUIPMENT, net	1,600,037	1,570,234
RESTRICTED CASH	561	2,572
DEFERRED MEMBERSHIP ORIGINATION COSTS	8,483	7,251
GOODWILL	13,322	13,322
OTHER ASSETS	59,097	48,197

TOTAL ASSETS	$1,755,089	$1,718,480

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$6,486	$7,265
Accounts payable	19,877	18,913
Construction accounts payable	20,013	24,342
Accrued expenses	56,096	50,802
Deferred revenue	40,333	32,095

Total current liabilities	142,805	133,417
LONG-TERM DEBT, net of current portion	574,126	605,279
DEFERRED RENT LIABILITY	33,757	32,187
DEFERRED INCOME TAXES	88,944	89,839
DEFERRED REVENUE	8,595	7,279
OTHER LIABILITIES	10,216	9,901

Total liabilities	858,443	877,902

SHAREHOLDERS’ EQUITY:
Common stock	847	839
Additional paid-in capital	425,147	414,922
Retained earnings	470,570	424,787
Accumulated other comprehensive income	82	30

Total shareholders’ equity	896,646	840,578

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,755,089	$1,718,480

Life Time Fitness Second Quarter 2011 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
REVENUE:
Membership dues	$167,013	$152,879	$325,026	$298,044
Enrollment fees	4,686	6,175	9,887	12,499
In-center revenue	80,299	68,457	153,988	133,989

Total center revenue	251,998	227,511	488,901	444,532
Other revenue	4,696	3,577	8,438	6,327

Total revenue	256,694	231,088	497,339	450,859

OPERATING EXPENSES:
Center operations	156,654	142,151	306,206	279,734
Advertising and marketing	8,997	5,903	17,560	12,675
General and administrative	12,112	11,343	24,763	22,043
Other operating	8,013	5,549	14,005	9,858
Depreciation and amortization	24,663	23,218	48,287	45,984

Total operating expenses	210,439	188,164	410,821	370,294

Income from operations	46,255	42,924	86,518	80,565

OTHER INCOME (EXPENSE):
Interest expense, net	(4,697)	(6,917)	(10,201)	(15,013)
Equity in earnings of affiliate	326	303	627	603

Total other income (expense)	(4,371)	(6,614)	(9,574)	(14,410)

INCOME BEFORE INCOME TAXES	41,884	36,310	76,944	66,155
PROVISION FOR INCOME TAXES	16,937	14,426	31,161	26,435

NET INCOME	$24,947	$21,884	$45,783	$39,720

BASIC EARNINGS PER COMMON SHARE	$0.62	$0.55	$1.14	$1.01

DILUTED EARNINGS PER COMMON SHARE	$0.61	$0.53	$1.12	$0.98

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	40,381	39,885	40,259	39,401

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	40,771	41,154	40,763	40,533

Life Time Fitness Second Quarter 2011 Results – Page 8

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,783	$39,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,287	45,984
Deferred income taxes	(896)	(3,857)
Loss on disposal of property and equipment, net	390	592
Amortization of deferred financing costs	1,297	1,437
Share-based compensation	6,408	3,561
Excess tax benefit related to share-based payment arrangements	(2,765)	(1,697)
Changes in operating assets and liabilities	20,563	15,150
Other	(556)	(182)

Net cash provided by operating activities	118,511	100,708

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(83,023)	(48,164)
Acquisitions, net of cash acquired	(7,181)	(9,414)
Proceeds from sale of property and equipment	453	720
Increase in other assets	(111)	(1,423)
Decrease in restricted cash	2,011	961

Net cash used in investing activities	(87,851)	(57,320)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term borrowings	(73,604)	(35,152)
Proceeds from revolving credit facility, net	41,600	5,101
Increase in deferred financing costs	(4,342)	(258)
Excess tax benefit related to share-based payment arrangements	2,765	1,697
Proceeds from stock option exercises	1,045	2,952
Proceeds from employee stock purchase plan	517	—
Stock purchased for employee stock purchase plan	(547)	—

Net cash used in financing activities	(32,566)	(25,660)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,906)	17,728
CASH AND CASH EQUIVALENTS - Beginning of period	12,227	6,282

CASH AND CASH EQUIVALENTS - End of period	$10,321	$24,010

Life Time Fitness Second Quarter 2011 Results – Page 9

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA and Adjusted EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

In 4Q 2010, the Company determined that achieving a 2011 diluted earnings per common share performance criteria required for the vesting of 50% of performance share-based restricted stock granted in June 2009 was probable. As a result, the Company recognized a performance share-based compensation expense of $1.0 million (pretax) in 2Q 2011 and $1.9 million (pretax) in the first six months of 2011. Adjusted EBITDA is the Company’s EBITDA excluding the above compensation expense.

Additional details related to EBITDA and Adjusted EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$24,947	$21,884	$45,783	$39,720
Interest expense, net	4,697	6,917	10,201	15,013
Provision for income taxes	16,937	14,426	31,161	26,435
Depreciation and amortization	24,663	23,218	48,287	45,984

EBITDA	$71,244	$66,445	$135,432	$127,152

Performance share-based compensation expense (pretax)	959	—	1,919	—

Adjusted EBITDA	$72,203	$66,445	$137,351	$127,152

Life Time Fitness Second Quarter 2011 Results – Page 10

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$58,388	$46,833	$118,511	$100,708
Less: Purchases of property and equipment	(44,660)	(25,125)	(83,023)	(48,164)

Free cash flow	$13,728	$21,708	$35,488	$52,544

Additional Non-GAAP Financial Measures. In 4Q 2010, the Company determined that achieving a 2011 diluted earnings per common share performance criteria required for the vesting of 50% of performance-based restricted stock granted in June 2009 was probable. As a result, the Company recognized a performance share-based compensation expense of $1.0 million (pretax) in 2Q 2011 and $1.9 million (pretax) in the first six months of 2011. The Company believes that in order to properly understand its short-term and long-term financial trends from operations, investors may find it useful to exclude the impact of this expense from net income, diluted earnings per common share, income from operations and operating expenses. The resulting non-GAAP financial measures may also provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be useful for period over period comparisons of such operations. Each of the tables below reconciles these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Life Time Fitness Second Quarter 2011 Results – Page 11

Non-GAAP Net Income. Non-GAAP net income is a non-GAAP financial measure consisting of net income excluding the performance share-based compensation expense recognized in the first six months of 2011. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to non-GAAP net income.

RECONCILIATION OF CONSOLIDATED NET INCOME TO CONSOLIDATED NON-GAAP NET INCOME

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$24,947	$21,884	$45,783	$39,720
Performance share-based compensation expense	571	—	1,142	—

Non-GAAP net income	$25,518	$21,884	$46,925	$39,720

Non-GAAP Diluted Earnings Per Common Share. Non-GAAP diluted earnings per common share is a non-GAAP financial measure consisting of diluted earnings per common share excluding the per common share impact of the performance share-based compensation expense recognized in the first six months of 2011. The following table provides a reconciliation of diluted earnings per common share, the most directly comparable GAAP measure, to non-GAAP diluted earnings per common share.

RECONCILIATION OF CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE

TO CONSOLIDATED NON-GAAP DILUTED EARNINGS PER COMMON SHARE

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2011		2010	2011	2010
Diluted earnings per common share	$0.61		$0.53	$1.12	$0.98
Performance share-based compensation expense	0.01		—	0.03	—

Non-GAAP diluted earnings per common share	$0.63	*	$0.53	$1.15	$0.98

*	rounding ($0.612 + $0.014 = $0.626)

Life Time Fitness Second Quarter 2011 Results – Page 12

Non-GAAP Income from Operations. Non-GAAP income from operations is a non-GAAP financial measure consisting of income from operations excluding the performance share-based compensation expense recognized in the first six months of 2011. The following table provides a reconciliation of income from operations, the most directly comparable GAAP measure, to non-GAAP income from operations.

RECONCILIATION OF CONSOLIDATED INCOME FROM OPERATIONS

TO CONSOLIDATED NON-GAAP INCOME FROM OPERATIONS

(In thousands, except percentages)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Income from operations	$46,255	$42,924	$86,518	$80,565
Performance share-based compensation expense (pretax)	959	—	1,919	—

Non-GAAP income from operations	$47,214	$42,924	$88,437	$80,565

Income from operations as a percentage of total revenue	18.0%	18.6%	17.4%	17.9%
Performance share-based compensation expense (pretax) as a percentage of total revenue	0.4%	0.0%	0.4%	0.0%

Non-GAAP income from operations as a percentage of total revenue	18.4%	18.6%	17.8%	17.9%

Non-GAAP Operating Expenses. Non-GAAP operating expenses is a non-GAAP financial measure consisting of operating expenses excluding the performance share-based compensation expense recognized in the first six months of 2011. The following table provides a reconciliation of operating expenses, the most directly comparable GAAP measure, to non-GAAP operating expenses.

RECONCILIATION OF CONSOLIDATED OPERATING EXPENSES

TO CONSOLIDATED NON-GAAP OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Operating expenses	$210,439	$188,164	$410,821	$370,294
Less: Performance share-based compensation expense (pretax)	(959)	—	(1,919)	—

Non-GAAP operating expenses	$209,480	$188,164	$408,902	$370,294

Life Time Fitness Second Quarter 2011 Results – Page 13

Reconciliation of 2011 Business Outlook. In 4Q 2010, the Company determined that achieving a 2011 diluted earnings per common share performance criteria required for the vesting of 50% of performance-based restricted stock granted in June 2009 was probable. As a result, the Company anticipates recognizing approximately $4.0 million (pretax) of performance share-based compensation expense in 2011 relating to the June 2009 grants. The Company believes that in order to properly understand its short-term and long-term financial trends from operations, investors may find it useful to exclude the impact of this expense from the Company’s 2011 business outlook. The resulting non-GAAP financial measures may also provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be useful for period-over-period comparisons of such operations.

As a consequence, the Company’s 2011 business outlook included a non-GAAP net income range, which excludes the anticipated recognition of approximately $4.0 million (pretax) of performance share-based compensation expense. The following table provides a reconciliation of the Company’s anticipated range of 2011 net income to the non-GAAP net income range.

RECONCILIATION OF 2011 BUSINESS OUTLOOK

RELATED TO CONSOLIDATED NET INCOME RANGE

TO CONSOLIDATED NON-GAAP NET INCOME RANGE

(In millions)

	For the Year Ended December 31, 2011
	Low	High
Net income	$93.0	$95.0
Performance share-based compensation expense	2.5	2.5

Non-GAAP net income	$95.5	$97.5

Similarly, the Company’s 2011 business outlook also included a non-GAAP diluted earnings per common share range, which excludes the per common share impact of the anticipated recognition of approximately $4.0 million (pretax) of performance share-based compensation expense. The following table provides a reconciliation of the Company’s anticipated range of 2011 diluted earnings per common share to the non-GAAP diluted earnings per common share range.

RECONCILIATION OF 2011 BUSINESS OUTLOOK RELATED TO

CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE RANGE TO

CONSOLIDATED NON-GAAP DILUTED EARNINGS PER COMMON SHARE RANGE

	For the Year Ended December 31, 2011
	Low	High
Diluted earnings per common share	$2.25	$2.30
Performance share-based compensation expense	0.06	0.06

Non-GAAP diluted earnings per common share	$2.31	$2.36